Exhibit 99.2

1 Not for reproduction or further distribution. Natera, Inc. Second Quarter 2020 Earnings Presentation August 5, 2020

Safe harbor statement

This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding the market opportunity, products and launch schedules, reimbursement coverage and product costs, commercial partners, user experience, clinical trials, financial performance, strategies, anticipated future performance and general business conditions of Natera, Inc. ("Natera", the "Company", "we" or "us"), are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving our financial projections; we may be unable to maintain our business and operations as planned due to disruptions and economic uncertainty caused by the COVID-19 pandemic; we may be unable to further increase the use and adoption of Panorama and Horizon, through our direct sales efforts or through our laboratory partners, or to develop and successfully commercialize new products, including Signatera and Prospera; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate from period to period; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we may be unable to compete successfully with existing or future products or services offered by our competitors; we may not be successful in commercializing our cloud-based distribution model; our products may not perform as expected; the results of our clinical studies may not be compelling to professional societies or payors as supporting the use of our tests, particularly in the average-risk pregnancy population or for microdeletions screening, or may not be able to be replicated in later studies required for regulatory approvals or clearances; if our primary CLIA-certified laboratory facility becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; if we are unable to successfully scale our operations, our business could suffer; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; we may be unable to expand, obtain or maintain third-party payer coverage and reimbursement for Panorama, Horizon and our other tests, and we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, such as the increased focus by third-party payers on requiring that prior authorization be obtained prior to conducting a test; if the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; litigation or other proceedings, resulting from either third party claims of intellectual property infringement or third party infringement of our technology, is costly, time-consuming and could limit our ability to commercialize our products or services; any inability to effectively protect our proprietary technology could harm our competitive position or our brand; and with respect to our ability to service and comply with our outstanding debt obligations and our expectations regarding the conversion of our outstanding convertible notes. We discuss these and other risks and uncertainties in greater detail in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports on Forms 10-K and 10-Q and in other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, California 94070. Our telephone number is (650) 249-9090.

natera™

2
Not for reproduction or further distribution.

3 Not for reproduction or further distribution. • Processed 234,000 tests, on par with record volume performance in Q1 2020 • Total revenues of ~$86.5M with product revenues up 24% vs Q2 2019 • Enrolled first patients in both CIRCULATE - Japan and BESPOKE CRC for Signatera ™ in colorectal cancer and PROACTIVE for Prospera • Received positive final pricing and coverage from CMS for Prospera and commenced full commercial launch • Received the Force for Change Illuminator Award from Leading Women Entrepreneurs • Published Signatera study in Nature Cancer validating ability to monitor tumor response to immunotherapy in 25 different types of solid cancer • Presented data to expand Signatera to metastatic CRC patients Recent highlights

Announcing two new clinical indications for Signatera

- Est. opportunity now up to ~2M tests per year
- Data published in *Nature Cancer* and presented at major conferences
- On path to secure reimbursement - IO dossier submitted to CMS in June



Tests per year
(in millions)
1M
~0.1M
~0.8M
~1.9M
Stage II-III CRC
Oligometastatic CRC
IO response monitoring
Total

4
Not for reproduction or further distribution.

natera™

5 Not for reproduction or further distribution. 164K 163K 167K 174K 200K 194K 200K 209K 236K 234K Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Total processed units (in thousands) Resilient performance in Q2 • Strong year on year growth despite COVID - 19 • Existing accounts recovering, still expect return to normal in IVF setting

6 Not for reproduction or further distribution. $ 52 M $ 63 M $74M $86.5M Q2 2017 Q2 2018 Q2 2019 2020 Q2 Revenue growth timeline Total Revenues ($ in millions) • Improved Q2 growth vs historical trend • Product revenues up 24% against the same period in prior year

7 Not for reproduction or further distribution. $388 $270 $236 $211 $200 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 Q1 2015 Q2 2018 Q2 2019 Q2 2020 Target Average selling prices and COGS momentum intact ASP: Total revenues/tests reported 1 Blended COGS trajectory 2 1. ASP is calculated as total revenues / tests reported in Natera’s laboratory. Total revenues excludes revenue recognition f rom Qiagen, FMI, and BGI partnerships, and certain non - recurring items 2. Blended COGS trajectory is computed by total COGS divided by tests accessioned $384 $393 $395 $404 $416 $407 $300 $320 $340 $360 $380 $400 $420 $440 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020

8 Not for reproduction or further distribution. COVID - 19 operations on track Nationwide mobile blood draw capability • Patients can request a blood draw at their home from the Natera online portal • Mature offering with >10,000 mobile blood draws executed Virtual ordering for physicians enabled through online platform • Physicians can order a test for a patient and receive the results entirely remotely without an in - office visit Expansion of lab facility in Austin, TX to support capacity • Currently accepting samples for NIPT, Carrier Screening, other products • Safety and testing protocols fully operationalized in both Austin and San Carlos, CA

Prospera reimbursement pathway complete

- ✓ Completed analytical validation
- ✓ Completed clinical validation
- ✓ Successful pre-submission meeting
- ✓ Obtained Z-code
- ✓ Completed CLIA validation
- ✓ Formal LCD submission

2018 / 2019

- ✓ Draft LCD release
- ✓ Launch registry study
- ✓ Final MolDx LCD published
- ✓ Establish pricing
- ✓ Noridian coverage

2019 / 2020

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Not for reproduction or further distribution.
natera™

10 Not for reproduction or further distribution. Extending our data leadership in Organ Health • 500 kidney transplant patients from several major U.S. centers • Improve understanding of quantification of background cfDNA for more precise rejection assessment • 2 leading PI’s from large academic institutions PEDAL Study • Refined workflow based on findings from >2 million cfDNA tests • Proprietary technique to quantify background cfDNA • Flags patients at - risk for false - negative interpretation Prospera Quantification

11 Not for reproduction or further distribution. Oncology: progress across commercial channels on track Direct channel Clinical Direct channel Pharma Pharma BD reps Hiring oncology field force 100K+ clinical patients/yr 50+ active pharma partners 1 million+ genetic tests in 2018 in China Grow contracted value and revenue Launch in 2020 Biopharma engagement in 2020 Final LCD for colorectal cancer Presence Near - term goal

12 Not for reproduction or further distribution. Signatera CRC – Medicare reimbursement on track 2019 2020 x Successful pre - submission meeting x Obtained Z - code x Completed clinical validation x CLIA soft launch x Formal LCD submission x Draft LCD release x Launch registry trial • Final LCD published • Final pricing

Expanding CRC addressable population by ~10% with new data in metastatic disease

- Signatera data in stage IV oligometastatic CRC presented at ESMO GI World Congress[1], prospective trial data coming at ESMO in Sept
- 20-30% of metastatic CRC estimated to be oligometastatic[2], eligible for surgery with curative intent +/- adjuvant chemotherapy
- Similar clinical utility as in Stage II-III CRC, to inform adjuvant treatment decision and detect relapse early


ESMO
Gastrointestinal Cancer
2020 VIRTUAL
Clinical Experience of a Personalized and Tumor-Informed Circulating Tumor DNA Assay for Minimal Residual Disease Detection in Oligometastatic Colorectal Cancer Patients
Stacey A. Cohen¹
Nicole Hook², Shifra Krinshpun², Laura Westbrook², Kate Loranger², Jody Wallace², Alexey Aleshin², Paul R. Billings²

1. Stacey A. Cohen, M.D. Clinical Experience of a Personalized and Tumor-Informed Circulating Tumor DNA Assay for Minimal Residual Disease Detection in Oligometastatic Colorectal Cancer Patients. ESMO GI Oral Presentation, assigned ID: SO-34
2. Primrose, John, Falk, et al. (2014) Systemic chemotherapy with or without cetuximab in patients with resectable colorectal liver metastasis: the New EPOC randomized controlled trial. The Lancet Oncology, 15 (6), 601-611

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Not for reproduction or further distribution.

natera

14 Not for reproduction or further distribution. New application for Signatera: IO response monitoring ● 200,000 patients treated with immunotherapy (IO) annually, most do not respond 1 ● Pseudo - progression causes uncertainty and delays in assessing efficacy ● Continued response monitoring for secondary resistance and exceptional response 1. IQVIA™ Institute for Human Data Science Releases Global Oncology Trends 2019 Study: Record Number of Cancer Drugs Launched in 2018 across 17 Indications. IQVIA DECISION POINT 2 CT #1 CT #2 CT #3 Signatera TM Regimen B Regimen A Modify treatment strategy? True progression? TIME DECISION POINT 3 Discontinue IO in exceptional responders? DECISION POINT 1 BASELINE Si gnatera

Monitoring of ctDNA levels has now been shown to be a clinically valid method of assessing the early efficacy of immune checkpoint inhibitors...

Nature Reviews – October 2018 (Cabel et al)

ctDNA profiles can accurately differentiate pseudoprogression from true progression of disease in patients with melanoma treated with PD-1 antibodies. Results of this blood test performed at regular intervals during systemic treatment reflect tumor biology and have potential as a powerful biomarker to predict long-term response and survival.

JAMA Oncology 2018 (Lee et al)

ctDNA response was seen significantly earlier than radiographic response and was associated with improved patient survival. These findings provide rationale for use of ctDNA in conjunction with standard imaging to provide an earlier and more comprehensive assessment of immunotherapy efficacy.

Clinical Cancer Research 2018 (Goldberg et al)

The findings from this prospective study suggest broad clinical utility for ctDNA-based surveillance in patients treated with immune checkpoint blockade.

Nature Cancer 2020 (Bratman et al)

natera™

15
Not for reproduction or further distribution.

16 Not for reproduction or further distribution. Nature Cancer publication validates Signatera technology for IO response monitoring, pan - cancer 1 • Signatera technology evaluates tumor response to immunotherapy in 25 different solid tumor types • ctDNA increase in combination with increasing tumor volume on imaging, was identified in 30/73 patients and predicted treatment non - response with 100% accuracy • ctDNA clearance at any time during treatment was associated with 100% overall survival with median 25.4 months of follow up 1. Bratman SV, Yang SYC, Iafolla MAJ, et al. Personalized circulating tumor DNA analysis as a predictive biomarker in solid tumor patients treated with pembrolizumab. Nat. Cancer. 2020. doi : 10.1038/s43018 - 020 - 0096 - 5

17 Not for reproduction or further distribution. Signatera IO Medicare reimbursement pathway 2020 2021 / 2022 x Successful pre - submission meeting x Obtained Z - code x Completed clinical validation x Formal LCD submission • Draft LCD release • Final LCD published • Final pricing

18 Not for reproduction or further distribution. Balance Sheet Q2’20 Q1’20 Change QoQ Cash & Investments 2 $571.2 $405.9 $165.3 UBS Line of Credit $50.1 $50.1 $ — OrbiMed Debt Facility $ — $72.9 ($72.9) Convertible Senior Notes 3 $197.5 $ — $197.5 F inancial overview ($ in millions, except for per share data) P&L Q2’20 Q2’19 Change Product Revenues $80.4 $65.1 $15.3 Licensing and Other Revenues $6.1 $9.3 ($3.2) Total Revenues $86.5 $74.4 $12.1 Gross Margin% 1 46% 41% 466 bps R&D $23.0 $12.1 $10.9 SG&A $68.2 $47.0 $21.1 Net Loss Per Diluted Share ($0.75) ($0.48) ($0.27) 1. Gross margin is calculated as gross profit divided by GAAP total revenues. Gross profit is calculated as GAAP total revenues les s GAAP cost of revenues. 2. Cash and investments also include cash equivalents and restricted cash. 3. This balance reflects net carrying value for the Convertible Senior Notes under ASC 470 - 20 while the gross principal amounts out standing is $ 287.5 million as of June 30, 2020

19 Not for reproduction or further distribution. Reinstating and raising 2020 annual guidance Accelerating investments to capitalize on strong early returns from product launches $ (millions) Original Current Revenue $335 – $350 $345 – $365 Gross margin % revenue 43% – 49% 45% - 49% SG&A $240 – $260 $260 - $280 R&D $80 – $90 $85 - $95 Cash burn $125 – $150 $125 – $155